Exhibit 99.1

Replimune Appoints Christy Oliger to its Board of Directors

Woburn, MA, December 2, 2021 – Replimune Group, Inc. (Nasdaq: REPL), a biotechnology company developing a range of product candidates derived from its oncolytic immuno-gene therapy platform, today announced the appointment of Christy Oliger to the Company’s Board of Directors effective December 1, 2021.

“We are delighted to welcome Christy to Replimune’s Board of Directors,” said Philip Astley-Sparke, Chief Executive Officer of Replimune. “Christy brings nearly 30 years of commercial and business experience in the pharmaceutical and biotechnology industry foremostly in oncology. We look forward to working with Christy and believe her guidance and input will strengthen our board as we advance our leading pipeline of oncolytic immunotherapies to market.”

Previously Ms. Oliger was Senior Vice President of the Oncology Business Unit at Genentech responsible for all commercial activities in the US. Ms. Oliger spent two decades with Genentech, holding a number of leadership roles including Senior Vice President, IMPACT Business Unit; Vice President, Pharma Portfolio Management; Vice President, Portfolio Planning and Vice President, Hematology Marketing and Sales. Prior to Genentech, Ms. Oliger held management positions at Schering-Plough. Ms. Oliger currently serves as a member of the board of Karyopharm Therapeutics Inc., Reata Pharmaceuticals, Inc. and Sierra Oncology, Inc.

Ms. Oliger holds a bachelor’s degree in Economics from the University of California at Santa Barbara.

About Replimune

Replimune Group, Inc., headquartered in Woburn, MA, was founded in 2015 to develop the next generation of oncolytic immune-gene therapies for the treatment of cancer. Replimune is developing novel, proprietary therapeutics intended to improve the direct cancer-killing effects of selective virus replication and the potency of the immune response to the tumor antigens released. Replimune’s Immulytic® platform is designed to maximize systemic immune activation, in particular to tumor neoantigens, through robust viral-mediated immunogenic tumor cell killing and the delivery of optimal combinations of immune-activating proteins to the tumor and draining lymph nodes. The approach is expected to be highly synergistic with immune checkpoint blockade and other approaches to cancer treatment across a broad range of cancers. Replimune intends to progress these therapies rapidly through clinical development in combination with other immuno-oncology products with complementary mechanisms of action as well as in standalone indications. For more information, please visit www.replimune.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the design and advancement of our clinical trials, the timing and sufficiency of our clinical trial outcomes to support potential approval of any of our product candidates, our goals to develop and commercialize our product candidates, patient enrollments in our existing and planned clinical trials and the timing thereof, the potential impact of the global coronavirus pandemic and the global economy on our operations and milestones, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to generate positive clinical trial results for our product candidates, the costs and timing of operating our in-house manufacturing facility, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, political and global macro factors including the impact of the coronavirus as a global pandemic and related public health issues, and other risks as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Inquiries

Chris Brinzey

ICR Westwicke

339.970.2843

chris.brinzey@westwicke.com

Media Inquiries

Lissette Steele

Verge Scientific Communications

202.930.4762 x 409

lsteele@vergescientific.com

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